SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OCERA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	63-1192270 (I.R.S. Employer Identification No.)

525 University Avenue, Suite 610

Palo Alto, CA 94301

(650) 475-0158

(Address of Principal Executive Offices)

OCERA THERAPEUTICS, INC. SECOND AMENDED AND RESTATED

2011 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plans)

Linda S. Grais, M.D.

Chief Executive Officer

Ocera Therapeutics, Inc.

525 University Avenue, Suite 610

Palo Alto, CA 94301

(650) 475-0158

(Name and Address of Agent For Service)

Copy  to:

Mitchell S. Bloom

Goodwin Procter LLP

53 State Street

Boston, MA 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.00001 par value per share	2,000,000 shares	(2)	$11.95	(3)	$23,900,000	(3)	$3,078.32

(1)  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)  Represents 2,000,000 additional shares of Common Stock authorized to be issued under the Registrant’s Second Amended and Restated 2011 Stock Option and Incentive Plan. Shares available for issuance under the Registrant’s 2011 Stock Option and Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 15, 2011 (Registration No. 333-173535), and additional shares available for issuance under the Registrant’s Amended and Restated 2011 Stock Option and Incentive Plan were registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2012 (Registration No. 333-182408).

(3)  An assumed price of $11.95 per share, which on December 24, 2013 was the average of the high and low prices reported on the NASDAQ Global Market for the Registrant’s common stock, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant on April 15, 2011 (Registration No. 333-173535) with respect to the Registrant’s 2011 Stock Option and Incentive Plan, and (ii) the registration statement on Form S-8 filed by the Registrant on June 28, 2012 (Registration No. 333-182408) with respect to the Registrant’s Amended and Restated 2011 Stock Option and Incentive Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                            Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 26th day of December 2013.

Ocera Therapeutics, Inc.

By:	/s/ Linda S. Grais, M.D.
Linda S. Grais, M.D.
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Ocera Therapeutics, Inc., hereby severally constitute and appoint Linda S. Grais, M.D. and Jeryl L. Hilleman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 26th day of December, 2013.

Signature	Title

/s/ Linda S. Grais, M.D.
Linda S. Grais, M.D.	Chief Executive Officer and President (Principal Executive Officer)

/s/ Jeryl L. Hilleman
Jeryl L. Hilleman	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Eckard Weber, M.D.
Eckard Weber, M.D.	Chairman of the Board of Directors

/s/ Jean-Paul Castaigne, M.D.
Jean-Paul Castaigne, M.D.	Director

/s/ Anne VanLent
Anne VanLent	Director

/s/ Lars G. Ekman, M.D., Ph.D.
Lars G. Ekman, M.D., Ph.D.	Director

/s/ Nina Kjellson
Nina Kjellson	Director

/s/ Pratik Shah, Ph.D.
Pratik Shah, Ph.D.	Director

/s/ Michael Powell, Ph.D.
Michael Powell, Ph.D.	Director

/s/ Franck S. Rousseau, M.D.
Franck S. Rousseau, M.D.	Director

/s/Wendell Wierenga, Ph.D.
Wendell Wierenga, Ph.D.	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Eighth Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed on August 14, 2013).
4.2	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1

Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan, together with forms of award agreements (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on December 24, 2013).

*                                         Filed herewith.